Exhibit 23.(a)


The Shareholders
Florida Progress Corporation:

We consent to incorporation by reference in the registration statements No. 33-51573 on Form S-3, No. 33-53939 on Form S-8, No. 33-45044 on Form S-3, No.
33-47623 on Form S-8, No. 33-39153 on Form S-8, No. 2-93111 on Form S-3, No.
33-56873 on Form S-3, and No. 333-547 on Form S-3 of Florida Progress Corporation of our report dated January 22, 1996, relating to the consolidated balance sheets of Florida Progress Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which report appears in the December 31, 1995 annual report on Form 10-K of Florida Progress Corporation.

Our report refers to a change in the method of accounting for income taxes.


/s/KPMG PEAT MARWICK LLP
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KPMG PEAT MARWICK LLP
St. Petersburg, Florida




March 20, 1996